UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

August 24, 2017

Date of Report (Date of Earliest Event Reported)

The Chemours Company

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-36794	46-4845564
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
Of Incorporation)	File Number)	Identification No.)

1007 Market Street

Wilmington, Delaware, 19899

(Address of principal executive offices)

Registrant’s telephone number, including area code: (302) 773-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

Item 1.01Entry into a Material Definitive Agreement

On August 24, 2017, The Chemours Company (“Chemours”) and E. I. du Pont de Nemours and Company (“DuPont”) entered into an amendment to the Separation Agreement, dated as of July 1, 2015, by and between DuPont and Chemours (the “Separation Agreement”).  The amendment to the Separation Agreement implements certain previously announced agreements between Chemours and DuPont related to (1) DuPont’s settlement of cases and claims in the multi-district litigation in the United States District Court for the Southern District of Ohio (the “MDL”) alleging personal injury from exposure to perfluorooctanoic acid and its salts, including the ammonium salt (“PFOA”), in drinking water as a result of the historical manufacture or use of PFOA at the Washington Works plant outside Parkersburg, West Virginia (the “Settlement”), (2) the sharing of the cost of that settlement and (3) potential future PFOA costs.  In addition, on August 21, 2017, Chemours paid $320.35 million to the plaintiffs in the MDL litigation in satisfaction of its previously announced liability under the Settlement.

This summary of the amendment to the Separation Agreement is qualified in its entirety by reference to the complete terms and conditions of the amendment, which is attached as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit Description
2.1*	Amendment No. 1, dated August 24, 2017, to the Separation Agreement, dated as of July 1, 2015, by and between E. I. du Pont de Nemours and Company and The Chemours Company

*	The Chemours Company hereby undertakes to furnish supplementally a copy of any omitted schedule or exhibit to such agreement to the U.S. Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE CHEMOURS COMPANY

/s/ Mark E. Newman
Mark E. Newman
Senior Vice President and Chief Financial Officer

Date: August 25, 2017

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